Exhibit 10.25

Certain portions of the exhibit have been omitted pursuant to Regulation S-K Item 601 because they are both (i) not material to investors and (ii) likely to cause competitive harm to the Company if publicly disclosed, and had been marked with “[***]” to indicate where omissions have been made.

MASTER AGREEMENT

FOR

AUTOMATED MATERIAL HANDLING SOLUTION

ACQUISITION, INSTALLATION AND IMPLEMENTATION

This Master Agreement for Automated Material Handling Solution Acquisition, Installation and Implementation (“Master Agreement”), effective as of January 31, 2018 (“Effective Date”), is made and entered into by and between Berkshire Grey, Inc., a Delaware Corporation, with offices at 10 Maguire Road, Suite 190, Lexington, Massachusetts 02142 (“Contractor”), and Target Corporation, a Minnesota corporation, with its principal office at 1000 Nicollet Mall, Minneapolis, Minnesota 55403, including its subsidiaries and affiliated entities (“Target”). Contractor and Target, each a “Party” and, collectively, the “Parties”.

WHEREAS, Contractor is the developer of automated inventory management and replenishment material handling systems (“Systems”); and

WHEREAS, Target desires to acquire from Contractor a prescribed System (the “Solution”) for installation at a Target facility (“Site”) and integration with Target’s systems and other material handling processes and equipment, in accordance with such terms and conditions as are set forth in a Project Agreement (as defined in Section 1.2 below), and Contractor desires to sell and furnish a Solution to, and perform such services for, Target in accordance with the terms and conditions of the Project Documents (as defined in Section 1 below).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the Parties agree as follows:

1.	Project Documents. “Project Documents” means the contract documents which define the Parties’ relationship with regard to a specific Project (as defined in Section 1.2 below), and include the Master Agreement, the Project Agreement and any appendices or attachments thereto, any executed Change Orders or Directives (as defined in Section 1.2.1 below), and any executed Orders (as defined in Section 2.3.2 below).

1.1.	Master Agreement. This Master Agreement sets forth certain of the terms and conditions under which Contractor will perform Work for the benefit of Target. “Work” means the sale of the Solution, and the design, installation, integration, implementation and other associated services and obligations associated with making the Solution operational, as set forth in the Project Documents.

1.2.	Project Agreement. Contractor and Target will define the Work for each Project by executing a project agreement (“Project Agreement”). “Project” means the definable collection of Work set forth in a Project Agreement.

1.2.1.	Change Order; Directive. To modify the Work, including the order in which the Work is done, or to adjust Compensation (as defined in Section 4.1 below), the Parties shall execute a mutually agreed-upon, written change order (“Change Order”). A Change Order that includes Goods must present the same on a line-item basis, by unit cost. To facilitate an acceleration of Contractor’s performance of Work under a Change Order, Target may issue to Contractor a written order to proceed with the Work prior to final approval of a Change Order relating thereto (“Directive”). Any Directive that increases the cost incurred by Contractor in a Project or puts at risk any agreed to Project deadline or timetable shall entitle Contractor to an equitable adjustment to the Compensation or Project Schedule, as applicable. In the event Contractor has a material concern with a Directive (“Directive Concern”), Contractor will notify Target of the Directive Concern in writing (“DC Notice”) [***] of the Directive (“DC Deadline”), and the Parties will discuss in good faith and work on a best efforts basis to resolve the Directive Concern as soon as possible thereafter. In the event a Directive is cancelled by Target or a Change Order is not completed for any reason, Target agrees to pay Contractor for the reasonable additional fees, costs and expenses that Contractor incurs or commits to pay associated with the Directive or Change Order prior to its termination.

1.2.1.1.	Excusable Delay. Notwithstanding anything contained in the Project Documents to the contrary, any delay or failure of performance caused the Parties failing to, or otherwise working to: (i) mutually agree on a Change Order that was requested by Target; or (ii) provided Target receives a DC Notice within the DC Deadline, resolve Contractor’s concerns set forth in the Directive Concern, shall be deemed an Excusable Delay (as defined in Section 2.1.3 below).

2.	Contractor’s Obligations.

2.1.	Performance of Work.

2.1.1.	Project Documents. Contractor shall perform, and coordinate the performance of, Work for a Project specifically in accordance with the Project Documents.

2.1.2.	Project Schedule. For each Project, the Work will be commenced and completed by Contractor in accordance with a project schedule developed for that Project, which shall be subject to the Parties’ mutual agreement and set forth in the applicable Project Agreement (“Project Schedule”). The Project Schedule shall identify the key Project milestones, including by date (“Key Milestones”). Contractor shall be responsible for creating the Project Schedule by the time of execution of the applicable Project Agreement. Contractor is responsible for updating and maintaining the Project Schedule throughout the Project. Changes to the Project Schedule are subject to the Parties’ mutual agreement. Notwithstanding anything contained in the Project Documents to the contrary, any delay or failure of performance caused the Parties failing to, or otherwise working to, mutually agree on a change to the Project Schedule that: (i) is requested by Target; and (ii) seeks to accelerate the Project Schedule, shall be deemed an Excusable Delay.

2.1.3.	No Delay. Time is of the essence with respect to each Project. Contractor shall not stop or delay the performance of the Work on the basis of any dispute, including payment, except upon the occurrence of an Excusable Delay as provided below. Except to the extent of an Excusable Delay, Contractor will not be relieved from its obligations to perform the Work by the omissions of a Target Project Manager (as defined in Section 3.9 below) or other representatives of Target, or by inspections, tests or approvals or other work required or performed by Non-Contractor Resources (as defined in Section 2.1.5 below). An “Excusable Delay” includes a delay in Contractor’s performance: (i)(1) with respect to which Target or a Non-Contractor Resource was the indisputable cause (“Target-Caused Delay”), including, without limitation, delays caused by Target or Non-Contractor Resources unreasonably withholding necessary consents or failing to provide work in accordance with the Project Documents; or (2) occasioned by unforeseeable causes beyond its reasonable control (including any Force Majeure Event, as defined in Section 16.10 below); and (ii) not proximately caused by the intentional acts, fault, negligence or other actions or inactions of Contractor or a Subcontractor. Except as otherwise provided in Section 4.3.1 below, Contractor’s and Target’s sole remedy for delay caused by an Excusable Delay shall be an equitable adjustment to the Project Schedule, but only to the extent such Excusable Delay materially impacts Contractor’s critical path to completion of the Work. For clarity, an Excusable Delay shall not constitute a breach or default, or give rise to any claim for damages.

2.1.3.1.	Directives. Subject to Section 1.2.1 above, Contractor will proceed with the changes in the Work set forth in a Directive within 48 hours after receipt of the Directive, except in the event of a Directive Concern.

2.1.4.	I&I Materials. Contractor shall not perform any portion of the Work at any time without the required Project Documents or, where required, approved I&I Materials (as defined in Section 2.8.1.1 below) for such portion of the Work.

2.1.5.	Coordination with Other Parties. In the event of Target-Performed Work (as defined in Section 3.9.1) or Contractor is otherwise required to work with Non-Contractor Resources at the Site due to services being performed by Non-Contractor Resources, Contractor shall work with Target or the Non-Contractor Resources, as applicable, to reasonably ensure the safe, efficient and timely performance of the Work and other work in accordance with Project and other Site-related timelines. “Non- Contractor Resource” means a non-Subcontractor third-party that is engaged in work at the Site or work related to a Project.

2.1.6.	Project Manager. Contractor shall employ a competent manager to support each Project (“Project Manager”), reasonably acceptable to Target, who shall be in attendance at the Site or other Target location, if requested by Target, during the progress of the Work. The Project Manager shall represent Contractor, and all communications given to the Project Manager shall be binding upon Contractor. The Project Manager shall be identified in the Project Agreement.

2.1.7.	Compliance with Laws. Contractor shall comply with all Laws in performing the Work. “Laws” means applicable international, federal, state and local laws, including common laws, statutes, ordinances, codes, rules and regulations, orders, requirements and guidelines.

2.1.8.	Required Approvals and Permits. Prior to commencement of any Work at the Site, Contractor shall secure and pay for all Required Approvals and Permits. Contractor shall provide Target a copy or other proof of all Required Approvals and Permits. “Required Approvals and Permits” means any and all permits, registrations, licenses, bonds, certificates and other regulatory approvals necessary or appropriate with respect to the Site to commence, perform and complete the Work.

2.1.9.	OSHA Standards. The Solution shall comply with all applicable Laws, and comply with all applicable OSHA standards, in effect at the time of installation.

2.2.	Review.

2.2.1.	Project Documents. Contractor will: (i) study and compare the Project Documents with each other and with any Target-Provided Documents (as defined in Section 3.2 below); and (ii) notify Target: (A) of any error, inconsistency or omission it may discover in such Documents (“Document Error”) within two business days of discovering the Document Error (“Error Notice”); and (B) if Contractor discovers that any Project Document, or portion thereof, is not in compliance with applicable Laws (“PD Law Variance Notice”).

2.2.2.	Target-Performed Work. If any part of Work depends on Target- Performed Work, Contractor will review and confirm that the Target- Performed Work has been performed in such a manner as to allow Contractor to proceed with the Work. Contractor shall promptly notify Target if Contractor or a Subcontractor discovers that any Target- Performed Work is defective or deficient. “Target-Performed Work” means work relating to a Project that is performed by Target or Non- Contractor Resources.

2.2.3.	Target Work Information. Contractor will: (i) carefully review and verify Target Work Information (as defined in Section 3.2.2 below) upon receipt; and (ii) promptly notify Target of any questions or concerns that Contractor has regarding the Target Work Information, including with respect to accuracy.

2.2.4.	Target Design Recommendation. Contractor shall immediately notify Target in writing in the event Contractor knows or discovers that a Target design, process or equipment recommendation infringes the intellectual property rights of a third-party.

2.2.5.	Target Responsibility. Except to the extent Contractor fails to provide Target notice of any defect or deficiency as required in the Project Documents, Contractor shall not be responsible for any defect or deficiencies in Target-Preformed work, Target-Provided Documents, Target Furnished Materials, or defect or deficiencies in work performed by an Non-Contractor Resource.

2.3.	Goods. Contractor shall sell to Target the goods comprising the Solution (“Goods”) as the same are identified in a Project Agreement.

2.3.1.	Guidelines/Specifications. The Goods and related specifications are set forth in a Project Agreement (“Specs”). Contractor shall not make any substitutions except by the written consent of Target and in accordance with an executed Change Order or Directive.

2.3.2.	Order. Target shall order Goods by issuance of a purchase order (“Order”) to Contractor, which Order shall be deemed to incorporate by reference the terms and conditions of the Project Documents as if set forth therein in their entirety. Each party hereby objects to and rejects any proposal for additional or different terms or any attempt by the other to vary any of the terms of the Project Documents by the other’s acceptance, invoice, other document or activity, as applicable. If Target’s placing an Order shall for any reason be deemed an acceptance of a prior offer by Contractor, such acceptance is limited to the terms contained in the Project Documents.

2.3.3.	Delivery, Inspection by Contractor and Storage. Goods shall be delivered to the Site in accordance with the prescribed date(s) set forth in the Project Agreement. At the time of delivery, Contractor shall unload, uncrate and inspect the Goods for kind, quantity and damage. In the event the inspection discloses overage, shortage, damage or other discrepancy (collectively, a “Goods Discrepancy”), Contractor shall notify Target and promptly remedy the Goods Discrepancy. Except as otherwise provided in a Project Agreement, Contractor shall store all Goods delivered to the Site in an commercially reasonable manner to ensure that such Goods are secure, not damaged and remain in good working order and condition.

2.3.4.	Inspection by Target. All Goods are subject to inspection by Target as prescribed in a Project Agreement. Target’s inspection, payment for or retention of Goods shall not constitute an acceptance of Goods not in compliance with the Specs or with any terms of the Project Documents, shall not affect Target’s right to reject or return the same or require repairs thereto, and shall not constitute a waiver by Target of any Contractor warranties.

2.3.5.	Risk of Loss. For purposes of insurance, Target shall have the risk of loss upon delivery of the Goods to the Site.

2.4.	Labor, Equipment and Materials.

2.4.1.	Provision. Unless otherwise provided in the Project Documents, Contractor shall provide, and require its Subcontractors, if any, to provide, all labor, materials, equipment (including lockout-tag-out), personal protective equipment (including for arc flash as indicated by OSHA, NEC and NFPA) tools, supplies, consumables, equipment and machinery, lifts, rigging, waste removal and disposal, transportation, and other facilities and services (including temporary light, heat, electric, water, gas or other utility services) necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

2.4.2.	Qualification of Workers. Contractor shall ensure that all Workers (as defined in Section 8.3 below) are qualified by commercially reasonable training and experience, and, as required, licensure to perform the task(s) assigned to them. The Contractor shall require its Workers to conduct themselves in a respectful manner while working at the Site. The Contractor shall promptly remove any Workers upon Target’s notice of reasonable objection as to the suitability of the same. The Contractor shall proactively take measures compliant with Laws to ensure that its Workers are not under the influence of drugs or alcohol at the Site. Contractor shall advise each Worker that Target does not tolerate theft or misuse of its moneys, merchandise, property or equipment, violation of Target’s security regulations, or abuse of Target’s workers.

2.4.3.	Target Furnished Materials. With respect to Target Furnished Materials (as defined in Section 3.7.1 below), if any, Contractor shall:

2.4.3.1.	Confirm the TFM Delivery Date (as defined in 3.7.1.1 below) by facsimile or email to the manufacturer or distributor (“Equipment Provider”). Contractor must take delivery of all Target Furnished Materials on the agreed upon TFM Delivery Date.

2.4.3.2.	Take delivery of all Target Furnished Materials and arrange for the unloading of Target Furnished Materials at the Site. At the time of delivery, Contractor shall unload, uncrate and inspect Target Furnished Materials for kind, quantity and damage. In the event the inspection discloses overage, shortage, damage or other discrepancy on the shipment (“Shipment Discrepancy”), Contractor shall: (i) make a written notation of the Shipment Discrepancy on the bill of lading; and (ii) provide a copy of the notated bill of lading to Target and the delivering motor carrier.

2.4.3.3.	Store all Target Furnished Materials in a commercially reasonable manner to ensure that such materials are secure, not damaged and remain in good working order and condition.

2.4.3.4.	Maintain a current list of all Target Furnished Materials at the Site.

2.4.3.5.	Upon completion of the Project, notify Target of any remaining Target Furnished Materials and dispose of such materials in accordance with Target’s directions. Any amounts received from sales of surplus material and equipment shall accrue to Target.

2.5.	Subcontractors.

2.5.1.	Selection. The Contractor shall only retain and employ qualified and competent Subcontractors who shall be properly licensed in the jurisdiction where the Site is located. The Contractor shall require Subcontractors to conduct themselves in a respectful manner while working at the Site. The Contractor shall promptly remove any Subcontractor or its employees upon Target’s notice of reasonable objection as to the suitability of the same. The Contractor shall proactively take measures compliant with Laws to ensure that the employees of each of its Subcontractors are not under the influence of drugs or alcohol at the Site. Contractor shall advise each Subcontractor that Target does not tolerate theft or misuse of its moneys, merchandise, property or equipment, violation of Target’s security regulations, or abuse of Target’s workers. All Subcontractors are subject to Target’s prior approval. Contractor will submit to Target copies of all bids and other proposals from potential Subcontractors, and advise Target which subcontractors it proposes to use. Contractor will provide information as Target may require or request regarding each potential Subcontractor, including whether the potential Subcontractor is minority-owned or women-owned. “Subcontractor” means a person or entity that has a direct contract with Contractor to perform any of the Work or to provide any equipment or materials in connection with the Project.

2.5.1.1.	Contractor will make no substitution for any Subcontractor without the prior approval of Target. Target may require Contractor, at any time, to change any Subcontractor previously approved, in which case the Compensation will be increased or decreased by the difference in cost occasioned by such change, and an appropriate Change Order will be issued.

2.5.2.	Solicitation. When requesting Subcontractor bids for the Project, Contractor will contact at least the local unions specified in the Project Agreement (each, a “Union”), and ask such Unions to recommend qualified subcontractors to bid on the Project, subject to Contractor’s Subcontractor qualification process (“Subcontractor Qualification Process”). Contractor shall request a bid from qualified subcontractors identified by each Union. If the bid is open to union and non-union groups, Contractor shall to inform Union that Contractor is soliciting bids from both qualified Union and non-union subcontractors.

2.5.2.1.	Target’s Stipulation of Union Subcontractor. Provided a Union subcontractor is qualified under the Subcontractor Qualification Process and Target is willing to pay the cost premium, Contractor agrees to select a Union Subcontractor requested by Target. Contractor shall be responsible for coordinating, managing and inspecting the Work of said Union. A labor strike or other labor harmony matter affecting a Union that is outside Contractor’s control shall constitute an Excusable Delay; provided, Contractor shall make commercially reasonable efforts to anticipate strikes and use best efforts to resolve the issues and find workaround solutions to minimize impact on the completion of the Work.

2.5.3.	Subcontractor Agreement. Contractor’s written agreement with each Subcontractor (“Subcontractor Agreement”) is subject to Target’s prior written approval (“Approved Subcontracts”). Each Subcontractor Agreement shall: (i) require the Subcontractor to be bound to Contractor and Target by substantially the same terms of the Project Documents, and to assume toward Contractor and Target substantially the same obligations and responsibilities which Contractor assumes toward Target under the Project Documents; (ii) preserve and protect the rights of Target under the Project Documents with respect to the Work to be performed by the Subcontractor so that the subcontracting thereof will not prejudice such rights; (iii) provide for its assignment by Contractor to Target in the event the Project Agreement is terminated by Target for cause; such assignment is effective only if Target specifically requires assignment by notifying the Subcontractor in writing (“Subcontract Assignment”); (iv) provide that Target is an intended third-party beneficiary of such Subcontract; and (v) require the Subcontractor to acknowledge that the Subcontractor shall have no direct claim, right or cause of action against Target by virtue of its third-party beneficiary status.

2.5.3.1.	Contractor shall: (A) provide Target with a copy of each fully executed Subcontractor Agreement; and (B) execute such additional documents as Target may request to confirm a Subcontract Assignment.

2.5.4.	Payment to Subcontractors. Contractor is solely responsible to pay Subcontractors for Work performed or for equipment or materials purchased. Contractor shall timely pay Subcontractors to avoid the imposition of liens on Target property. To the extent necessary to protect Target from claims, Target may make joint payment to the Contractor and any Subcontractor for Work performed or provided by such Subcontractor.

2.6.	Minimizing Taxes. Contractor shall work with Target in good faith to minimize taxes on the Project.

2.7.	Design Phase.

2.7.1.	Deliverables. As set forth in a Project Agreement, Contractor shall develop and design Solution drawings, descriptions of operations, throughput and inventory capacity, and an estimate of operating expenses for the Solution, as designed (“Design Deliverables”). Any architectural or engineering design documents furnished by Contractor and required to be signed, sealed or stamped by a design professional under the Laws of the jurisdiction in which the Project is to be installed shall be signed, sealed or stamped, as applicable, by a design professional qualified and licensed to perform such profession services within the applicable jurisdiction.

2.8.	Installation and Implementation.

2.8.1.	I&I Materials.

2.8.1.1.	For purposes of this Master Agreement: (i) “I&I Materials” means Product Data, Samples and Shop Drawings; (ii) “Product Data” means illustrations, standard schedules, performance charts, instructions, cut sheets, brochures, diagrams and other information furnished to illustrate a material, product or system for some portion of the Work; (iii) “Samples” mean physical examples that illustrate materials, equipment or workmanship and establish standards by which the Work will be judged; and (iv) “Shop Drawings” mean drawings, diagrams, schedules and other data specially prepared for the Work by Contractor or a Subcontractor to illustrate some portion of the Work.

2.8.1.2.	Contractor shall review, approve and submit I&I Materials required by the Project Documents to Target with reasonable promptness and in such sequence as to cause no delay in the Work or in the work of Target or any Non-Contractor Resources.

2.8.1.3.	Contractor’s approval and submission of I&I Materials to Target shall be based on Contractor’s: (i) determination and verification of all materials, field measurements, and field construction criteria related thereto at the time of submission; and (ii) checking and coordinating the information contained in the submittal with the requirements of the Work and the Project Documents.

2.8.1.4.	Contractor’s submission of I&I Materials shall specifically and clearly identify in writing: (i) any deviation from the requirements of the Project Documents; and (ii) with respect to a resubmission of I&I Materials, revisions made by Contractor on the prior submittal, inclusive of any revisions requested by Target. Contractor shall not submit a request for approval of any substitution within I&I Materials but must separately submit such request in the form of a request for Change Order.

2.8.1.5.	Contractor will not be relieved of responsibility for any deviation from the requirements of the Project Documents on the basis of Target’s approval of I&I Material unless Target has specifically approved such deviation by Change Order.

2.8.1.6.	Upon Target’s request, Contractor will furnish copies of approved I&I Materials to Non-Contractor Resources as may be necessary to coordinate their work or upon their request.

2.8.1.7.	Contractor shall review and return a copy of Target Shop Drawings and Product Data for Target Furnished Materials to Target with comments and approval. Approval by Contractor shall represent that field conditions have been or will be coordinated to receive Target Furnished Materials.

2.8.2.	Site. Contractor shall:

2.8.2.1.	Confine Operations. Confine operations at the Site to performing the Work and to completing the Project. For purposes of this Master Agreement, “Solution Installation Area” means the area within the Site in which Work will be performed to complete the Project as more fully identified and described in a Project Agreement.

2.8.2.2.	Access. Provide Non-Contractor Resources with access to the Solution Installation Area as required by Target.

2.8.2.3.	Storage. Allow Target and Non-Contractor Resources to introduce and store Target Furnished Materials and other materials and equipment that are required for Target-Performed Work or other work being performed in the Solution Installation Area, if reasonably requested by Target.

2.8.2.4.	Security. Except as otherwise provided in a Project Agreement, be responsible for security within (i) the Solution Installation Area; and (ii) the ingress and egress path(s) to the Solution Installation Area for the duration of the Project.

2.8.2.5.	Target Security and Safety Policies. Comply, and ensure its Workers and Subcontractors, comply with all applicable Target security and safety policies in effect at the Site, including any applicable badging or key requirements. Contractor shall not permit a third-party to visit or tour the Site without obtaining Target’s prior written approval, which approval may be withheld at Target’s sole discretion. Contractor shall ensure that any such authorized third-party visitors comply with all applicable Target security and safety policies in effect at the Site.

2.8.2.6.	Rubbish Removal. Ensure the timely removal of all of Contractor and Subcontractor generated waste materials and rubbish (“Contractor Waste”) from the Solution Installation Area and the Site. Contractor shall not utilize Target waste, rubbish or recycling removal equipment, containers or processes to store or remove Contractor Waste from the Site.

2.8.3.	Cutting and Patching of Work.

2.8.3.1.	Contractor will be responsible for all cutting, fitting or patching that may be required to complete the Work or to make its several parts fit together properly.

2.8.3.2.	Contractor must not damage or endanger any portion of the Work or the work of Target or a Non-Contractor Resource by excavation or by cutting, patching or otherwise altering any work. Contractor will not cut or otherwise alter the work of Target or a Non-Contractor Resource without the prior written consent of Target and the Non-Contractor Resource.

2.8.3.3.	Cutting must be accurately located and neatly done. Unnecessary cutting must be avoided. Patching Work shall be performed to return the affected area to its original state.

2.8.3.4.	Contractor will leave all holes, chases and other openings in its construction required by a Non-Contractor Resource for the installation of their work, provided such openings are accurately located by the party requiring them before the execution of the construction. Contractor will afford Non-Contractor Resources a reasonable opportunity to locate such openings.

2.8.3.5.	Contractor will perform all Work, without exception, that includes “Hot Work” (cutting, welding and braising) under the direction of designated Target representatives at the Site.

2.8.4.	Materials and Equipment Information. Contractor shall:

2.8.4.1.	Provide to Target the following information for the materials and each item of equipment that was procured by Contractor as part of the Work:

2.8.4.1.1.	Complete list of all materials and equipment utilized, together with the respective location in the Work.

2.8.4.1.2.	Complete equipment diagrams, operating instructions, maintenance manuals, parts lists, wiring diagrams, pneumatic and/or electrical control diagrams, test and balance reports, inspection reports, guarantees and warranties, Material Safety Data Sheets (MSDS), as applicable, for each piece of fixed equipment furnished under the Project Agreement, together with specific information regarding equipment provider’s name and address, nearest distributor, service representative’s name, address, office phone number, make and model numbers, operating designs and characteristics, and the like.

2.8.4.1.3.	Complete parts lists, together with recommended spare parts for each type and model of equipment installed.

2.8.4.2.	With regard to Target Furnished Materials, upon request of Target, provide information of the type identified in Section 2.8.4.1 above to the extent that Contractor has such information or is reasonably able to obtain such information.

2.8.5.	Project Bond. If Contractor is required to furnish a performance bond and/or payment bond (individually and collectively, “Project Bond”) by a Project Document, the Project Bond shall be executed by Contractor and a corporate bonding company (“Surety”), reasonably acceptable to Target, that is licensed to transact such business in the state in which the Project is located. Each Project Bond shall have affixed to it a certified and current copy of a power of attorney for the attorney in fact who executes the bond on behalf of the Surety. If a Surety is declared as bankrupt or loses its right to do business in the state in which the Work is to be performed or is removed from the list of surety companies accepted on federal bonds, Contractor shall procure the issuance, within 10 days after notice from Target, of a substitute Project Bond from another Surety that is reasonably acceptable to Target.

2.8.6.	Solution Installation Area Condition. Contractor shall:

2.8.6.1.	Not unreasonably encumber the Solution Installation Area with any materials or equipment.

2.8.6.2.	Keep the Solution Installation Area ‘broom clean’ and free of any significant debris, spills, dirt, mud, or other waste.

2.8.6.3.	Wipe down installed Goods in accordance with industry and Contractor standards to ensure it is free from all dirt, oil, grease, debris, and footprints.

2.8.6.4.	Conduct periodic joint walkthroughs of the Solution Installation Area with Target to ensure proper cleanliness throughout different installation phases.

2.8.6.5.	Remove, at the completion of the Work, all of its waste materials and rubbish from and about the Solution Installation Area and other areas of the Site as well as all of its tools, equipment and surplus materials.

2.9.	Final Acceptance. Acceptance by Target of Contractor’s completion of the Work shall be as prescribed in a Project Agreement (“Final Acceptance”). Contractor shall carry on the Work and adhere to the Project Schedule during all disputes and disagreements with Target regarding Final Acceptance, and no Work shall be delayed or postponed pending resolution of any such disputes or disagreements, except in the event of an Excusable Delay.

2.10.	Warranties. The specific warranties of Contractor with respect to the Goods and Work for a Project shall be solely as set forth in this Section 2.10 and the applicable Project Agreement. Warranties shall apply with respect to Goods and Work for the Warranty Period and the FlexTile Warranty Period, as applicable, and each as defined in a Project Agreement. Any warranty limitations or restrictions set forth in a Project Agreement shall also apply to this Section 2.10.

2.10.1.	Warranty of Goods. Contractor warrants that the Goods are: (i) of good quality and workmanship; (ii) free from defects, latent or patent, in material, design and workmanship; (iii) in compliance with the Specs; (iv) free of any claim of any third-party; and (v) new, genuine and in their original manufactured condition containing all original manuals and information.

2.10.2.	Warranty of Work. Contractor warrants that the Work will conform to the requirements of the Project Documents and will be free from defects, except for those inherent in the quality of the Work the Project Documents expressly permit. Work not conforming to these requirements shall be considered defective. Contractor’s warranty excludes remedy for damage or defect caused by abuse by Target (or other Non-Contactor Resource), alterations to the Work not executed by the Contractor, improper or insufficient maintenance by Target (or other Non-Contactor Resource, improper operation by Target (or other Non-Contactor Resource, or normal wear and tear, normal deterioration and aging, and normal usage.

2.10.3.	WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS MASTER AGREEMENT OR A PROJECT AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW: (I) ALL WORK, SOLUTIONS AND GOODS ARE PROVIDED AS IS AND WITH ALL FAULTS; AND (II) CONTRACTOR DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE WORK, SOLUTION, AND GOODS, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

3.	Target’s Rights and Obligations.

3.1.	Access to Site. Target or its designees shall have the right to:

3.1.1.	Full and complete access to enter the Site at any time without prior notice to Contractor, including to inspect the Site, equipment and the Work.

3.1.2.	From time-to-time, conduct activities at the Site. Target may conduct such activities to the exclusion of Contractor with regard to the space occupied for those activities.

3.2.	Information Provided to Contractor. “Target-Provided Documents” means Site Information and Target Work Information.

3.2.1.	If required to perform the Work, Target shall furnish a legal description of the Site, a soils report for the Site, and surveys describing physical characteristics, legal limitations and utility locations for the Site (“Site Information”).

3.2.2.	Target shall furnish copies of all information, drawings and specifications within the control or possession of Target that are reasonably necessary for the execution of the Work (“Target Work Information”). In the event Contractor requests specific Target Work Information, Target shall provide the requested Target Work Information with reasonable promptness so as not to delay the Project, not to exceed 14 days. Target makes no representations as to the accuracy, relevance or completeness of Target Work Information.

3.3.	Review of I&I Materials. Target shall review and approve or take other appropriate action upon receipt of I&I Materials from Contractor. Target will act upon submitted I&I Materials with reasonable promptness so as to cause no delay of the Work. Contractor acknowledges that any such review, approval or other action by Target will be only for conformance with the design concept of the Work and the Project Documents. Neither Target’s right to act under this Section 3.3 nor any action taken by Target with respect to any I&I Material shall relieve Contractor of its obligation to perform the Work in accordance with the Project Documents.

3.3.1.	Target’s approval of a specific item shall not be deemed to constitute approval of an assembly of which the item is a component.

3.4.	Special Review. If Target determines that any portion of the Work requires special inspection, testing, or approval (“Special Review”), Target will instruct Contractor to order the Special Review, which, in Target’s sole discretion, may be performed by a third-party under direct contract with Target, provided that such third-party shall not be a direct competitor of Contractor. Contractor will give Target timely notice of its readiness so that Target may observe the Special Review. If the Special Review reveals a failure of the Work to comply with requirements of the Project Documents, Contractor will bear all costs of correcting such deficient or defective Work and the costs of such Special Review; otherwise, Target will bear the cost of the Special Review, and an appropriate Change Order will be issued if such Special Review was contracted through Contractor.

3.5.	Site Payments. Target shall pay for any necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or for permanent changes in existing facilities at the Site. If directed by Target or required by governmental authorities, Contractor shall secure the same [***] mark-up on any costs paid by Contractor and submitted to Target for reimbursement.

3.6.	Storage of Goods at the Site. Target shall furnish storage space at the Site for Goods and any Target Furnished Materials, if required.

3.7.	Target Furnished Materials.

3.7.1.	Target may undertake the procurement and supply of equipment or materials for use in a Project (“Target Furnished Materials”). Target shall have the following obligations with regard to Target Furnished Materials:

3.7.1.1.	Target will be responsible for scheduling the delivery of Target Furnished Materials to the Site at a time that is mutually agreeable to the Equipment Provider and Contractor (“TFM Delivery Date”).

3.7.1.2.	Target shall provide Contractor with associated Shop Drawings and Product Data.

3.8.	Deficiencies. In the event Contractor fails to perform the Work in accordance with the Project Documents or to promptly correct Work that has been improperly performed (each, a “Deficiency”), Target shall have the following rights and remedies, which shall only apply prior to the commencement of the Warranty Period:

3.8.1.	Target may reject the Work, and Contractor shall be required to complete the Work in accordance with the Project Documents.

3.8.2.	Target, by written notice to Contractor, may require Contractor to stop the Work, or any portion thereof, until the Deficiency has been corrected.

3.8.2.1.	If Contractor fails to, within seven days after receipt of written notice from Target of a Deficiency, to commence and continue correction of a Deficiency with diligence and promptness, Target shall have the right to correct the Deficiency. In such case, Target shall deduct from the payments then or thereafter due to Contractor the actual cost of correcting the Deficiency. If the payments then or thereafter due Contractor are not sufficient to cover such amount, Contractor will immediately pay the difference to Target.

3.8.3.	Target may require a Special Review of the Work in accordance with the Project Documents, whether or not such Work is then fabricated, installed or completed. The rights and remedies set forth in this Section 3.8 do not give rise to any duty on the part of Target to exercise the right or remedy for the benefit of Contractor or any other person or entity.

3.9.	Target Project Managers. Target shall designate one or more individuals to serve as Target’s representative with regard to each Project (each, a “Target Project Manager”). Target shall advise Contractor of the name of the Target Project Manager(s), as the same may change from time to time. Except to the extent expressly restricted by Target, a Target Project Manager has full authority to represent Target with regard to the aspects of the Project over which such person has authority.

3.10.	Target-Performed Work.

3.10.1.	Target has the right to perform work related to the Project directly or indirectly with Non-Contractor Resources; provided, that, prior to Final Acceptance, such Non-Contractor Resources shall not be a direct competitor of Contractor (“Target-Performed Work”).

3.10.2.	In the event Target determines to modify Contractor’s Scope of Work as defined and set forth in a Project Agreement, the Parties shall seek to enter into a Change Order pursuant to Section 1.2.1 to document changes to Contractor’s Scope of Work for the Project and the resulting adjustment to Compensation, and Target shall reimburse Contractor for all reasonable claims, costs, fees, losses and damages incurred in settlement of terminated Approved Subcontracts, if any; provided such settlements or termination penalties imposed by Subcontractors have been approved in advance by Target, which approval shall not be unreasonably withheld. Pending final execution of a mutually-agreed Change Order, Target may modify Contractor’s Scope of Work by executing a Directive in accordance with Section 1.2.1. The Parties agree and acknowledge that Target’s right to complete Work in the event of a Deficiency as set forth in Section 3.7 above is not subject to this Section 3.10.

3.10.3.	Target will provide for the coordination of Target-Performed Work with the Work.

4.	Compensation.

4.1.	Amounts. As consideration for Contractor’s performance of the Work, Target shall pay to Contractor the fees, rates, charges, expenses and other amounts specified in, or calculated in accordance with, the applicable Project Agreement (as may be modified by an executed Change Order or Directive) (“Compensation”).

4.2.	No Compensation Negotiated. In the event Target requests Contractor to perform additional services as part of the Work for which no Compensation has been negotiated by the Parties, the Parties shall set forth the additional Compensation, if any, in the Change Order issued for the additional services, or if the additional services have been directed by Target through the issuance of a Directive, then Contractor shall be entitled to an equitable adjustment, if any, to the Compensation as set forth in Section 1.2.1.

4.3.	Adequacy. The Parties agree and acknowledge that the Compensation has been negotiated to fully compensate Contractor for all costs and expenses incurred by Contractor in performing the Work. Except as otherwise expressly provided in the Compensation, Target is not responsible for any fees, charges or expenses incurred by Contractor in performing the Work.

4.3.1.	Delays. Target and Contractor each understands and acknowledges that the Work may be subject to delays from different causes, and Contractor waives any right to contest the adequacy of the Compensation or to otherwise assert damages in the event of a delay unless such delay qualifies as an Excusable Delay, in which case Contractor’s sole remedy shall be an equitable adjustment of the Project Schedule in accordance with Section 2.1.3. Notwithstanding the foregoing, in the event of a Target- Caused Delay, Contractor may charge Target an amount equal to the reasonable and unavoidable additional costs incurred by Contractor arising from the Target-Caused Delay.

5.	Invoices and Payment.

5.1.	Invoices. Contractor shall submit invoices to Target for Work performed and Compensation (“Invoices”) as follows:

5.1.1.	Form and Format. Contractor shall submit Invoices electronically, unless paper Invoices are requested by Target. The form and format of Invoices shall comply with Target’s prescribed requirements.

5.1.2.	Taxes. If any sales, goods or service tax is incurred by Contractor with respect to the Work (collectively, “Work Tax”), Contractor shall: (i) separately itemize the Work Tax on Invoices and be reimbursed for the same; and (ii) remit the Work Tax to the appropriate taxing authority in a timely fashion.

5.1.3.	Information and Documentation. Each Invoice must include such reference numbers and other information and documentation as prescribed by Target.

5.1.3.1.	Lien Waivers. Contractor shall submit its lien waiver with an Invoice in accordance with any instructions provided by Target or described in the Project Agreement. Originals of all lien waivers must be submitted and must state the dollar amount of all prior payments, be on a form mutually agreed by the Parties, and full- and-final notarized lien waivers will be obtained on final Invoice. Contractor shall submit to Target lien waivers from Subcontractors for payments to them.

5.1.4.	Timing. Contractor shall submit Invoices to Target with the frequency or on the basis prescribed in the applicable Project Agreement, which shall be tied to Contractor’s attainment of Key Milestones. Contractor must submit an Invoice that is compliant with the requirements of this Section 5.1 and applicable Project Agreement (“Compliant Invoice”) to Target no later than [***] the First Invoice Date (“Invoice Submission Deadline”). For purposes of this Master Agreement, “First Invoice Date” means the first date Contractor is eligible to submit an Invoice for Work or Compensation, as prescribed in a Project Agreement.

5.1.5.	Subcontractors. Contractor shall submit Invoices for Work performed by Subcontractors. Target will not accept a Subcontractor invoice for Work performed.

5.2.	Payments. The Compensation will be paid according to the procedures set forth herein, in the applicable Project Agreement, and in the other Project Documents.

5.2.1.	Compensation. Target shall pay Contractor the correct Compensation due for Work performed in accordance with the Project Documents.

5.2.2.	Timing. Target will pay the Compensation due pursuant to a Compliant Invoice [***] after receipt by Target.

5.2.3.	Payment Amount. Target will not pay Invoice amounts that exceed the correct Compensation due under the terms of the Project Documents.

5.2.4.	Set-Off. Target has the right to set-off any amounts due to Contractor, or accrued to be owing to Contractor by Target, under a Project Document against any amounts that Contractor or its successor-in-interest owes or will owe to Target under that Project Document or any other Project Document or other agreement. Target will itemize amounts set-off in payment documentation.

5.2.5.	No Obligation to Pay. Target has no obligation to pay an Invoice:

5.2.5.1.	That is received by Target after the Invoice Submission Deadline, and Contractor waives any and all rights it may have to demand payment for Services in the event Contractor fails to submit an Invoice until after the Invoice Submission Deadline.

5.2.5.2.	For such period that Contractor fails to have in place a Project Bond, if required.

5.2.6.	Refund of Payment Errors. Contractor shall refund to Target any payments made in error, including overcharges, duplicate or unidentified payments, within the earlier of (i) [***]; or (ii) [***].

6.	Term and Termination.

6.1.	Term. The term of this Master Agreement commences on the Effective Date and remains in effect until terminated in accordance with Section 6.2 below; provided, this Master Agreement will terminate automatically without further action by either Party in the event there is not an active Project Agreement between the Parties for a period of 24 months.

6.2.	Termination. This Master Agreement and any Project Agreement may be terminated as follows:

6.2.1.	For Cause.

6.2.1.1.	By Target immediately upon written notice to Contractor if Target’s financial obligations to Contractor are the subject of a garnishment proceeding.

6.2.1.2.	By Target immediately upon written notice to Contractor if Contractor: (i) ceases to actively conduct its business; (ii) files a voluntary petition for bankruptcy or has filed against it an involuntary petition for bankruptcy; (iii) makes a general assignment for the benefit of its creditors; or (iv) applies for the appointment of a receiver or trustee for substantially all of its property or assets or permits the appointment of any such receiver or trustee.

6.2.1.3.	By Target upon 30 days’ written notice to Contractor if Contractor: (i) refuses or fails to supply enough properly skilled Workers or proper materials to maintain the Project Schedule; (ii) fails to make payment to Subcontractors for materials, labor or services; (iii) disregards applicable Laws; (iv) materially breaches a provision of the NDA or IP Rights Agreement; or (v) is otherwise in material breach of a provision of the Project Documents, and any such foregoing breach or default is not cured to Target’s reasonable satisfaction within the 30-day period after written notice to the Contractor.

6.2.1.4.	By Contractor upon 30 days’ written notice to Target in the event: (i) of a payment default by Target; (ii) Target disregards a Law applicable to the Project; or (iii) Target materially breaches a provision of the NDA or IP Rights Agreement, and any such foregoing default or breach is not cured to Contractor’s reasonable satisfaction within the 30-day period after written notice to Target.

6.2.1.5.	By Contractor immediately upon written notice to Target if Target: (i) ceases to actively conduct its business; (ii) files a voluntary petition for bankruptcy or has filed against it an involuntary petition for bankruptcy; (iii) makes a general assignment for the benefit of its creditors; or (iv) applies for the appointment of a receiver or trustee for substantially all of its property or assets or permits the appointment of any such receiver or trustee.

6.2.1.6.	In the event any termination for cause is ultimately adjudicated to have been unwarranted under the terms of the Project Documents, then such termination shall be deemed a termination for convenience under Section 6.2.2 hereof.

6.2.2.	For Convenience by Target. By Target for convenience at any time upon 10 days’ written notice to Contractor. Upon receipt of written notice from Target of such termination for convenience, Contractor shall: (i) cease operations as directed by Target in the notice; (ii) take actions necessary, or that Target may direct, for the protection and preservation of the Work; and (iii) except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing Subcontracts and purchase orders and enter into no further Subcontracts and purchase orders; and (iv) shall transfer and deliver to Target or its designee all of the information, data, and materials set for in the Sections 6.2.3.1.3 and 6.2.3.1.4 below.

6.2.3.	Obligations.

6.2.3.1.	Termination for Cause. If this Master Agreement or an individual Project Agreement is terminated for cause, (the effective date of termination shall be referred as the “Termination Date”), Contractor shall:

6.2.3.1.1.	Continue to perform the Work up to the Termination Date in accordance with the Project Documents;

6.2.3.1.2.	Assign to Target, and Target shall assume, as of the Termination Date, any Approved Subcontracts requested by Target.

6.2.3.1.3.	Effective as of the Termination Date, transfer and deliver to Target or its designee: (i) tangible Confidential Information (as such term is defined in the NDA, as defined in Section 14.1 below) of Target that is in the possession of Contractor or a Subcontractor; and (ii) any Work (whether completed or not) in the possession of Contractor or a Subcontractor relating to the terminated Project, including I&I Materials and other Design Deliverables; and (iii) other Target information requested by Target

6.2.3.1.4.	Deliver to Target all keys and access codes to the Site and equipment.

6.2.3.2.	Target Termination of Project Agreement for Cause. If Target terminates a Project Agreement for cause and the total of all claims, losses and direct damages sustained by Target arising out of or resulting from completing the Work exceeds the Compensation for the Project (less any amounts previously paid by Target to Contractor with respect to the Project), Contractor must pay Target such excess amount within 30 days of notice of the amount owed.

6.2.3.3.	Target Termination of Project Agreement for Convenience; Contractor Termination of Project Agreement for Cause. If Target terminates a Project Agreement for convenience, or if Contractor terminates a Project Agreement for cause, Target shall promptly reimburse Contractor for the following amounts: (i) reasonable claims, costs, fees, losses and damages incurred by Contractor in settlement of terminated Approved Subcontracts; provided such settlements have been approved in advance by Target, which approval shall not be unreasonably withheld; (ii) reasonable documented expenses directly attributable to termination, including, without limitation, the salary and benefits due and payable to employee(s) who are hired by Contractor to work on the terminated Project on a dedicated basis (“Dedicated Project Hire”) for a 30-day period after termination if the following two conditions are met with respect to the Dedicated Project Hire: (1) Contractor is unable to utilize the Dedicated Project Hire for other Contractor business; and (2) Contractor made Target aware of the Dedicated Project Hire by written notice prior to the termination date, including with regard to their job description; and (iii) Compensation due to Contractor under the applicable Project Agreement(s) for Work rendered in conformance with the Project Documents prior to the Termination Date. Except as otherwise in this Section 6.2.3.3, in no event shall Contractor be entitled to fees, losses or damages, specifically including lost profits, for any Work not performed as of the effective date of termination for convenience.

6.2.4.	Provisions Surviving Termination. All Project Document representations, warranties and indemnities survive the termination or expiration of the Project Document. In addition, every other Project Document provision that by its terms is intended to survive termination or expiration of the Project Document, including, without limitation, Sections 12 through 16 below, will do so.

7.	Insurance.

7.1.	Types. Contractor will purchase and maintain with respect to each Project, and cause Subcontractors to maintain, insurance of the following kinds and amounts, and meeting such other requirements as set forth below:

7.1.1.	Workers’ Compensation. Workers’ compensation insurance, or similar insurance, affording statutory coverage and containing statutory limits for the state(s) in which Contractor is conducting business related to the Project Agreement, and employer’s liability insurance in the amount of [***].

7.1.2.	CGL. Commercial general liability (“CGL”) insurance with minimum limits of coverage of [***] for bodily injury and property damage which must include the following coverages: products and completed operations, contractual liability for liabilities assumed by Contractor under the Project Agreement, personal and advertising injury liability, and property in the care, custody or control of Contractor. The CGL insurance must: (i) designate Target and the owner of the real property at the Site if not Target as an additional insured by separate written endorsement for continuing and completed products and operations, including with respect to third-party claims or actions brought directly against Target or against Target and Contractor as co-defendants and arising out of the Project Agreement, and (ii) provide for a severability of interests.

7.1.3.	Auto. Automobile liability insurance (including coverage for owned, hired and non-owned vehicles) with minimum limits of [***] combined single limit for personal injury, including bodily injury, death and property damage.

7.1.4.	Technology Errors and Omissions. Technology errors and omissions insurance: (i) with minimum limits of coverage of [***] per claim; and (ii) covering all acts, errors, and omissions.

7.1.5.	Professional Services. If any Work to be performed under a Project Agreement is Professional Services, professional liability insurance that covers claims arising from real or alleged errors, omissions or negligent acts committed in the performance of the services. The limits of liability [***]. Coverage shall be maintained in effect for three years after final completion of services. “Professional Services” means professional services provided by Contractor for the Solution, including mechanical engineering services, electrical engineering services, process engineering services, system design services, structural engineering services, consulting services related to implementation, project management services, installation services (electrical, mechanical, etc.), Site management services, software design and implementation services, all software packages owned by Contractor, and any other internal services necessary to complete the Solution provided under a Project Agreement.

7.2.	General Insurance Requirements.

7.2.1.	Insurer Stability and Size. Contractor shall procure all coverage required under this Section from a company or companies possessing an A.M. Best rating of A-:VII or better.

7.2.2.	Insurer Qualification. Contractor shall obtain all coverage required under this Section from a company or companies that are authorized to do business under the laws of the state(s) in which Contractor is conducting business related to the applicable Project Agreement.

7.2.3.	Occurrence Basis. All coverage required under this Section must be written on an occurrence basis, unless such coverage can only be procured on a claims-made basis, in which event the coverage shall remain in effect for a period of not less than three years after the termination or expiration of the applicable Project Agreement or provide a three year extended reporting period (tail coverage).

7.2.4.	Contractor Insurance is Primary. Contractor’s insurance shall be primary and required to respond to and pay prior to any other available coverage of Target. Contractor’s insurance shall include a waiver of subrogation in favor of Target and any Additional Insured.

7.2.5.	Certificate of Insurance. Contractor shall provide Target with a certificate(s) of insurance evidencing the required coverage concurrently with the execution of a Project Agreement Contractor shall give Target at least 30 days advance written notice of any material change or cancellation of such policies.

7.2.6.	Self-Insurance. Contractor shall not self-insure its coverage required under this Section 7 without the prior written consent of Target.

7.2.7.	Umbrella Insurance. The Parties agree Contractor may use a form- following Umbrella insurance coverage in combination with CGL or automobile coverage to meet Contractor’s minimum coverage level requirements herein.

8.	Relationship of the Parties.

8.1.	Independent Contractors. Contractor and Target are independent contractors. No Project or Project Document creates a relationship of agent and principal, partners, joint ventures or employer-employee between the Parties, and no act or obligation of either Party will in any way bind the other.

8.1.1.	Nothing in any Product Document creates any contractual relationship between Target and any Subcontractor.

8.2.	Control. Except in connection with work performed by Non-Contractor Resources, Target-Performed Work, Target-Provided Documents, and Target Furnished Materials, Contractor (i) shall designate and control all equipment, labor, licensing and all other matters with respect to the Work, and (ii) is solely responsible for all design and implementation means, methods, techniques, sequences and procedures.

8.3.	Workers. Persons employed or utilized by Contractor (excluding any Non- Contractor Resources) in performing services (“Workers”) are not employees of Target. Except with respect to Non-Contractor Resources, Contractor is solely responsible for compensating Workers and for complying with all Laws relating to Workers. Contractor acknowledges that Workers are not eligible to participate in any Target benefit plans or receive any other benefits provided by Target to its employees.

8.4.	Screening. Contractor is solely responsible for the hiring, termination, direction, discipline, control and conduct of Workers. Contractor shall interview and screen prospective Workers in a manner that is consistent with industry standards and applicable Laws, including immigration, and Target security requirements when specifically required by Target.

8.5.	Non-Solicitation. Unless the Parties mutually agree in writing otherwise, for the term of this Master Agreement and for one year thereafter, neither Party will solicit for hire any employee of the other Party who provided services under a Project Agreement; provided, nothing in this Section 8.5 shall be construed to prohibit either Party from using traditional means to advertise for employment opportunities, including newspaper or website advertisements, job fairs, recruiters, job boards or third-party placement services.

9.	Intellectual Property Rights. The Parties’ rights with respect to ownership and rights to use intellectual property are as set forth on the Intellectual Property Ownership and Rights Agreement effective as of December 22, 2017 (the “IP Rights Agreement”). The Parties agree and acknowledge that the IP Rights Agreement is not a Project Document.

10.	Representations and Warranties.

10.1.	Contractor. Contractor represents and warrants that:

10.1.1.	it is a corporation or other lawfully created business organization validly organized and existing under the Laws of its jurisdiction of incorporation or organization;

10.1.2.	it has full power and authority to enter into and perform its obligations under each Project Document, and there is no contract, agreement, promise or undertaking that prevents Contractor’s full performance under a Project Document;

10.1.3.	it has the necessary qualifications, experience and resources to perform the Work in accordance with the terms of each Project Document;

10.1.4.	it possesses all Required Approvals and Permits;

10.1.5.	it is in full compliance with all applicable Laws that govern or relate to the Work and the services;

10.1.6.	each Subcontractor will possess all Required Approvals and Permits;

10.1.7.	throughout each Project, Contractor will maintain a commercially reasonable business continuation plan and will use commercially reasonable efforts to preserve its ability to perform the Work without interruption;

10.1.8.	it possesses all rights, title and interests (including Intellectual Property Rights (as defined below) in, or a valid license to use, all computer hardware and software to be used in performing the Work, and the use and exploitation thereof will not violate or infringe any rights (including Intellectual Property Rights) of any third-party;

10.1.9.	no third-party has, and Contractor will not permit any third-party to have, any right, title or interest in or to any of the Design Deliverables or the Intellectual Property Rights in the Design Deliverables without Target’s prior written approval; and

10.1.10.	it has in place a process for interviewing and screening prospective Workers that is consistent with industry standards and applicable Laws, including immigration, and Target security requirements when specifically required by Target.

10.2.	Target. Target represents and warrants that:

10.2.1.	it is a corporation or other lawfully created business organization validly organized and existing under the Laws of its jurisdiction of incorporation or organization;

10.2.2.	it has full power and authority to enter into and perform its obligations under each Project Document, and there is no contract, agreement, promise or undertaking that prevents Target’s full performance under a Project Document;

10.2.3.	it possesses all rights, title and interests (including Intellectual Property Rights) in, or a valid license to use, Target-Performed Work, Target- Provided Documents, and Target Furnished Materials, and the use and exploitation thereof will not violate or infringe any rights (including Intellectual Property Rights) of any third-party; and

10.2.4.	no third-party has, and Target will not permit any third-party to have, any right, title or interest in or to any of the Target-Performed Work, Target- Provided Documents, or Target Furnished Materials.

10.3.	Intellectual Property Rights. For purposes of this Master Agreement, “Intellectual Property Rights” means all rights relating to intellectual property, including, without limitation, copyrights, trade secrets, trademarks, patents, design rights, and any other intangible right relating to intellectual property.

11.	Maintenance and Access to Records. Target shall have access at all reasonable times to Contractor’s records and other documents of any kind which relate to the Project Documents and the Project including, without limitation, all Subcontractor Agreements, purchase orders, receipts, accounting records, cancelled checks, vouchers, correspondence and all documents prepared and/or maintained as required by applicable Laws. Such records shall be maintained pursuant to industry standards. All such records and other documents will be preserved by Contractor, and Target shall have access to them, for not less than three years after final payment of Compensation to Contractor or such longer period required by Law. Target may conduct periodic audits of Contractor’s records and other documents, and Contractor shall cooperate with Target in conducting such audits, the cost of which shall be borne by Target.

12.	Contractor Liability.

12.1.	Personal Injuries and Property Damage. Contractor shall be responsible and liable for all personal injuries, whether Workers or otherwise, and property damage, arising out of, resulting from, or in any manner connected with its execution of the Work, except in each case to the extent that such injury or damage is proximately caused by Target Performed Work, Target Furnished Materials, or the willful misconduct or negligent acts of Target or Non-Contractor Resources.

12.1.1.	Notwithstanding the foregoing, Contractor shall be liable for damage to Target Furnished Materials stored at the Site that is caused by, or arises from, Contractor’s negligence.

12.2.	Contractor Negligence or Fault. Contractor shall be responsible for all costs and expenses incurred as a result of the fault or negligence of Contractor, including, without limitation, with regard to or as a result of: (i) disposing of and replacing materials, supplies or equipment which are incorrectly ordered or supplied; and (ii) Contractor’s failure to carry or to cause any Subcontractor to carry any insurance required by the Project Documents

12.3.	Notice Failures. Contractor shall be liable for the all costs, expenses, delays and damages:

12.3.1.	Arising from the performance of Work that arose from a Document Error if Contractor’s failed to timely provide an Error Notice to Target and knew or should have known the performance thereof was in contravention of a Project Document; or

12.3.2.	Arising from the performance of Work in contravention of an applicable Law if Contractor failed to timely provide a PD Law Variance Notice to Target and knew or should have known the performance thereof was contrary to applicable Laws.

12.4.	Special Review. Contractor shall be responsible for all costs and expenses incurred only if a Special Review reveals a failure of the Work to comply with requirements of the Project Documents; otherwise, Target shall be responsible for all Special Review costs and expenses.

12.5.	Subcontractors. In the event Contractor uses a Subcontractor, Contractor will remain fully responsible and liable to Target for the subcontracted Services as though Contractor performed them directly itself. This includes, without limitation, indemnification in accordance with Section 13.1 below, for the Work performed by, or acts or omissions of, a Subcontractor.

12.6.	Site Cleanup. In the event Contractor fails to clean up the Site at the completion of the Work, Contractor shall be liable for the costs and expenses incurred by Target in effecting the cleanup.

13.	Indemnification.

13.1.	Contractor General Indemnity. Contractor will defend, indemnify and hold harmless Target, the owner of the real property at the Site if not Target, and their respective directors, officers, contractors, and employees (collectively, “Indemnitees”), from and against all third-party related: (A) claims; (B) losses; (C) damages; (D) costs; (E) penalties; and (F) expenses (including court costs, attorneys’ fees and investigative and discovery costs) ((A) through (F), collectively, “Damages”) which: (i) arise out of, result from, or are in any manner connected with the execution of the Work or Contractor’s failure to perform its obligations under the Project Documents, and which are attributable to personal or bodily injury, sickness, disease, or death, or to damage to or destruction of property (other than the Work itself); (ii) arise out of, result from or are caused by (in whole or in part) the acts, errors, omissions, negligence or fault of Contractor or any Subcontractor; or (iii) arise out of a defect in the design, material or workmanship of the Work or Goods, or any portion thereof, except in each case above (items (i) to (iii)) to the extent that such Damages are proximately caused by: (a) a fraudulent representation or warranty made by the Indemnitee; (b) the material breach by the Indemnitee of a material provision of this Agreement; (c) the willful misconduct or negligent act of the Indemnitee; or (d) Target Furnished Materials, Target-Provided Documents, Target-Performed Work, or other work completed by Target or Non-Contractor Resources.

13.2.	Target General Indemnity. Target will defend, indemnify and hold harmless Contractor, its directors, officers, and employees (“Contractor Indemnities”), from and against all third-party related Damages which: (i) arise out of, result from, or are in any manner connected with Target’s (including Non-Contractor Resources) execution of work related to the Project or operations, or failure to perform its obligations under the Project Documents, and which are attributable to personal or bodily injury, sickness, disease, or death, or to damage to or destruction of property (other than the Work itself); (ii) arise out of, result from or are caused by (in whole or in part) the acts, errors, omissions, negligence or fault of Target or Non-Contractor Resources; or (iii) arise out of a defect in the design, material or workmanship of Target Furnished Materials, Target-Provided Documents, Target-Performed Work, or work performed by Target or Non- Contractor Resources, except in each case above (items (i) to (iii)) to the extent that such Damages are proximately caused by: (a) a fraudulent representation or warranty made by the Contractor Indemnitee; (b) the material breach by the Contractor Indemnitee of a material provision of this Agreement; or (c) the willful misconduct or negligent act of the Contractor Indemnitee.

13.3.	Lien Indemnity. Contractor will defend, indemnify and hold harmless Target and the owner of the real property at the Site if not Target against any assertion of claims for mechanics’ liens or other encumbrances by Subcontractors and against any assertion of security interests by such suppliers of goods or materials. This indemnity obligation shall not apply to liens filed while a payment dispute between Target and Contractor is pending, if the lien so filed relates to the amount in dispute.

13.4.	IP Infringement Indemnity.

13.4.1.	Contractor agrees to defend, hold harmless and indemnify Target against any third-party intellectual property infringement claim in connection with the Solution and the Work; provided, however, that: (i) these claims arise out of the Goods or the Solution; (ii) Contractor is notified in writing immediately upon receipt of such claim; (iii) Contractor is given absolute control of the defense and the right to defend or settle such claim; provided that no liability is assigned to Target; and (iv) Contractor is allowed to make such changes in the Goods or the Solution as it deems necessary for the purpose of avoiding infringement, provided such changes do not interfere with the ability of the Solution to perform as specified in the Project Agreement; provided, such indemnification obligations shall not apply to the extent of: (1) Target’s unauthorized use or disclosure of any trade secret, infringement of any United States patent or violation of any copyright relating to equipment, software or materials provided by Contractor; (2) Target’s use of the Work in combination with hardware or software not supplied by Contractor or outside its intended purpose as specified in the Project Documents; or (3) any modification to the Work by Target that was not approved by Contractor.

13.4.2.	Target agrees to defend, hold harmless and indemnify Contractor against any third-party intellectual property infringement claim in connection with the Target-Performed Work, Target Provided Documents, Target Furnished Materials, or otherwise related to Target’s (including Non-Contractor Resources) execution of work related to the Project, provided, that: (i) Target is notified in writing immediately upon receipt of such claim; (ii) Target is given absolute control of the defense and the right to defend or settle such claim; provided that no liability is assigned to Contractor; and (iii) Target is allowed to make such changes as it deems necessary for the purpose of avoiding infringement, provided such changes do not interfere with Target’s ability to perform as specified in the Project Agreement.

14.	Confidentiality.

14.1.	NDA; ISA. The Parties’ obligations with respect to Confidential Information (as defined in the NDA) are set forth in the Non-Disclosure Agreement, dated as of September 8, 2015 (“NDA”), and the Information Security Addendum, dated as of December 21, 2017 (“ISA”). The Parties agree and acknowledge that the NDA and the ISA are not Project Documents.

14.2.	Use of Identification.

14.2.1.	Contractor shall not: (i) use Target’s name, trademarks, services marks, logos, any description that would reveal Target’s identity or other forms of identification, whether registered or not in any way, including any advertisement, press release, announcement, customer list (including customer lists on any website) or materials of a public or promotional nature or in soliciting other clients; or (ii) make any direct or indirect public reference to this Master Agreement or any other contract between Contractor and Target without first obtaining Target’s written permission which may be withheld in Target’s sole discretion.

14.2.2.	Target shall not: (i) use Contractor’s name, trademarks, services marks, logos, any description that would reveal Contractor’s identity or other forms of identification, whether registered or not in any way, including any advertisement, press release, announcement, customer list (including customer lists on any website) or materials of a public or promotional nature or in soliciting other clients; or (ii) make any direct or indirect public reference to this Master Agreement or any other contract between Contractor and Target without first obtaining Contactor’s written permission which may be withheld in Contractor’s sole discretion.

15.	Limitations of Liability.

15.1.	Limitations of Liability.

15.1.1.	Direct Damages Cap. NOTWITHSTANDING ANYTHING CONTAINED IN THE PROJECT DOCUMENTS TO THE CONTRARY, BUT SUBJECT TO SECTION 15.2, THE AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER PARTY UNDER THE PROJECT DOCUMENTS FOR ALL LOSS, DAMAGES OR OTHER CLAIMS THEREUNDER SHALL NOT EXCEED THE TOTAL AMOUNT OF COMPENSATION ACTUALLY RECEIVED BY CONTRACTOR UNDER SUCH PROJECT AGREEMENT GIVING RISE TO SUCH LOSS, DAMAGES, OR OTHER CLAIMS (“DIRECT DAMAGES CAP”).

15.1.2.	Other than Direct Damages. NOTWITHSTANDING ANYTHING CONTAINED IN THE PROJECT DOCUMENTS TO THE CONTRARY, BUT SUBJECT TO SECTION 15.2, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY AND/OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY WAS MADE AWARE OF ANY SUCH PROVISION.

15.2.	No Limitation. Notwithstanding Section 15.1, there is no limitation on a Party’s liability to the other Party for: (i) breach of: (A) Section 2.1.7, Compliance with Laws; (B) Section 14, Confidentiality; or (C) the IP Rights Agreement, (ii) Section 13, Indemnification; (iii) fines or penalties imposed on the other Party by any court of competent jurisdiction or any provincial, federal, state or local regulatory agency; or (iv) damages arising out of such Party’s gross negligence or intentional misconduct.

16.	Miscellaneous.

16.1.	Entire Agreement. The Project Documents, including any associated exhibits, appendices or other documents specifically referenced in and made a part of a Project Document, and the NDA (inclusive of the ISA) and the IP Rights Agreement, constitute the entire agreement between the Parties with respect to the Work to be performed by Contractor under a Project Agreement and supersede all prior negotiations between the Parties with respect to the subject matter thereof.

16.2.	Priority of Project Documents. In resolving conflicts, discrepancies, errors or mistakes among the Project Documents the following order of precedence shall be used: (i) executed Change Orders or Directives; (ii) Project Agreement; (iii) Master Agreement; and (iv) executed Orders.

16.3.	No Third-Party Beneficiaries. The Project Documents are entered into solely by and between, and may be enforced only by, Target and Contractor. No Project Document vests any rights in, or to create obligations of a Party directly to, any third-party.

16.4.	Waiver. No provision of a Project Document is waived except pursuant to a writing executed by the Party against whom the waiver is sought. No waiver will be applicable other than in the specific instance in which it is given. No failure to exercise, partial exercise of, or delay in exercising any right or remedy or failure to require the satisfaction of any condition under a Project Document operates as a waiver or estoppel of any right, remedy or condition.

16.5.	Assignment. Contractor may not assign its interest or obligations under this Master Agreement or any of the Project Documents, in whole or in part, voluntarily or involuntarily, by operation of Law or merger, or in any other manner, without Target’s prior written consent, which consent shall not be unreasonably withheld. The NDA (inclusive of the ISA) and the IP Rights Agreement do not constitute interests or obligations under this Master Agreement for purposes of this Section 16.5.

16.6.	Notices. Except as otherwise provided in a Project Agreement, a Party giving any notice required under a Project Document shall give the notice in writing and shall use one of the following methods of delivery: (i) a nationally-recognized overnight courier, with such notice effective at the time delivery is shown in the courier’s records; (ii) postage prepaid by registered or certified mail, return receipt requested, with such notice effective upon receipt or upon the date that delivery is attempted and refused; or (iii) delivered personally, with such notice effective upon delivery. Notice shall be given to the following address(es):

To Target: Target Corporation TCC-3250 33 South Sixth Street Minneapolis, MN 55402 Attn: VP, Supply Chain Engineering	To Contractor: Berkshire Grey, Inc. 10 Maguire Road, Suite 190 Lexington, MA 02142 Attn: Tom Wagner, CEO

With a copy to:

Target Corporation

TPS-3155

1000 Nicollet Mall

Minneapolis, MN 55403

Attn: Law Department – Distribution

A Party may designate another or different notice address in a notice given pursuant to this Section.

16.7.	Facsimile Signatures and Electronic Signatures.

16.7.1.	If any Project Document or any document identified in the Project Documents must be signed by either Party, the signature of that Party sent by fax or confirmed email will be considered binding and may be relied upon by both Parties.

16.7.2.	Target may establish a procedure by which any one or more of the Project Documents or any document issued under, pursuant to or in connection with the Project Documents may be signed by one or both Parties using an electronic signature methodology designated by Target in its sole discretion. In such event, upon written notice to Contractor, Target may require that such documents be executed using such electronic signature methodology and Contractor’s and Target’s use of such electronic signature methodology will be considered as binding as an ink or facsimile signature by Contractor or Target and may be relied upon by both Parties.

16.8.	Choice of Law, Jurisdiction, Venue and Waiver of Jury Trial. The Laws of the State of Minnesota, without regard to Minnesota’s choice of law principles or the choice of law provisions of any other jurisdiction, govern all matters arising out of or related to a Project Document. The parties agree that the exclusive forum and venue for any legal action arising out of or related to a Project Document shall be the United States District Court for the District of Minnesota, and the Parties submit to the personal jurisdiction of that court. If neither subject matter nor diversity jurisdiction exists in the United States District Court for the District of Minnesota, then the exclusive forum and venue for any such action shall be the courts of the State of Minnesota located in Hennepin County, and the Parties submit to the personal jurisdiction of that court. TARGET AND CONTRACTOR HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY DISPUTE BETWEEN THEM AND ACKNOWLEDGE THAT ANY DISPUTE BETWEEN THEM SHALL BE TRIED TO THAT COURT.

16.9.	Amendment of Project Documents. The Project Documents may be amended by the mutual written agreement of the Parties.

16.10.	Force Majeure Event. Any delay or failure of performance of either Party under any Project Document shall not constitute a breach or default, or give rise to any claim for damages, if and to the extent that such delay or failure is both: (i) directly caused by catastrophic natural disaster, war or an act of terrorism; and (ii) beyond the control or ability of the Party to prevent (a “Force Majeure Event”). In the event a Party intends to invoke this provision, that Party shall provide notice to the other Party as soon as possible after the occurrence of the Force Majeure Event. Each Party shall exercise commercially reasonable efforts to mitigate the extent of any delay or failure caused by a Force Majeure Event.

16.11.	Severability. If any of the provisions of a Project Document are held by a court of competent jurisdiction to be unenforceable or invalid, then such provisions will be ineffective to the extent of the court’s ruling. All remaining portions of the Project Documents shall remain in full force and effect.

16.12.	Construction. Each Project Document shall be construed as if drafted by both Parties and will not be strictly construed against either Party as a result of drafting. The Project Documents frequently omit modifying words such as “all” and “any” articles such as “the” and “an” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement. The terms and phrases used in the Project Documents, unless the context otherwise requires, are to be interpreted as follows: (i) the words “including,” “include” or “includes” mean including without limitation; (ii) reference to any agreement, appendix, schedule, exhibit, instrument or coverage policy means as such is amended, modified or supplemented, including by waiver or consent; (iii) reference to any Laws means such Laws, as amended, modified, codified or reenacted, in whole or part, and in effect from time to time; (iv) reference to any Party includes such Party’s successors and assigns, to the extent that such successors and assigns are permitted; (v) pronouns in masculine, feminine and neuter genders are to be construed to state and include any other gender; (vi) the words “will” and “shall” have the same meaning; (vii) unless the context otherwise requires, all defined terms in the Project Documents include the singular and the plural; (viii) the headings and captions contained in the Project Documents are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of the agreements or the intent of any provision of the agreements; (ix) all monetary figures are expressed in currency of the United States of America (US Dollars); (x) unless otherwise specifically stated, any required “consent” or “approval” shall not be unreasonably withheld, delayed, or conditioned; and (xi) the term “days” shall mean calendar days unless preceded by the term “business,” which shall then mean Monday through Friday except for those days designated as a federal holiday in the United States.

16.13.	Remedies Cumulative. No remedy conferred upon or reserved in favor of any Party by a Project Document excludes any other remedy provided in a Project Document or existing at Law or in equity. Each remedy is cumulative and in addition to every other remedy.

16.14.	Non-Exclusive. Target does not agree to use Contractor exclusively or to provide any minimum amount of work. Nothing in this Master Agreement shall be deemed to create a requirements or output contract obligating Target to purchase any particular quantity of Goods, services or Work from Contractor. Contractor is free to contract to perform similar services for others during the term of this Master Agreement as long as such other work does not cause Contractor to breach its obligations under the Project Document.

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IN WITNESS WHEREOF, Contractor and Target have executed this Master Agreement as of the Effective Date.

TARGET CORPORATION	BERKSHIRE GREY, INC.

/s/ Marv Cunningham	/s/ Tom Wagner
Marv Cunningham	Tom Wagner
VP, Supply Chain Engineering	President & CEO

[SIGNATURE PAGE FOR MASTER AGREEMENT – AUTOMATED MATERIAL HANDLING SOLUTION]